Exhibit 5.2

March 1, 2024

Diversified Healthcare Trust
Two Newton Place

255 Washington Street, Suite 300
Newton, Massachusetts 02458-1634

Re:	Registration Statement on Form S-3 (File No. 333-257277)

Ladies and Gentlemen:

We have served as Maryland counsel to Diversified Healthcare Trust, a Maryland real estate investment trust (the “Company”), and the Company’s subsidiaries listed on Schedule I hereto (the “Subsidiaries”), in connection with certain matters of Maryland law arising out of the registration of the following securities (collectively, the “Securities”): (i) debt securities of the Company (the “Debt Securities”); (ii) preferred shares of beneficial interest, $.01 par value per share (“Preferred Shares”), of the Company; (iii) depositary shares of the Company representing whole or fractional interests in Preferred Shares (“Depositary Shares”); (iv) common shares of beneficial interest, $.01 par value per share (“Common Shares”), of the Company; (v) warrants of the Company to purchase Debt Securities, Preferred Shares or Common Shares (“Warrants” and, together with the Debt Securities, the Preferred Shares, the Depositary Shares and the Common Shares, the “Company Securities”); and (vi) guarantees of Debt Securities (the “Subsidiary Guarantees”) by the Subsidiaries, covered by Post-Effective Amendment No. 2 to the above-referenced Registration Statement (as amended, the “Registration Statement”), to be filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), on or about the date hereof.

In connection with our representation of the Company and the Subsidiaries, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.            The Registration Statement and the related form of prospectus included therein;

2.            The Amended and Restated Declaration of Trust, as amended and supplemented, of the Company (the “Declaration of Trust”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3.            The Third Amended and Restated Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

Diversified Healthcare Trust

March 1, 2024

4.            The Declarations of Trust (the “Trust Subsidiary Declarations of Trust”) of each of the Trust Subsidiaries (as defined on Schedule I), certified by the SDAT;

5.            The Bylaws (the “Trust Subsidiary Bylaws”) of each of the Trust Subsidiaries, certified as of the date hereof by an officer of each of the Trust Subsidiaries;

6.            The Articles of Organization (the “LLC Subsidiary Articles of Organization”) of each of the LLC Subsidiaries (as defined on Schedule I), certified by the SDAT;

7.            The Operating Agreements (the “LLC Subsidiary Operating Agreements”) of each of the LLC Subsidiaries, certified as of the date hereof by an officer of each of the LLC Subsidiaries;

8.            The Charters (the “Corporate Subsidiary Charters”) of each of the Corporate Subsidiaries (as defined on Schedule I), certified by the SDAT;

9.            The Bylaws (the “Corporate Subsidiary Bylaws” and, together with the Trust Subsidiary Declarations of Trust, Trust Subsidiary Bylaws, LLC Subsidiary Articles of Organization, LLC Subsidiary Operating Agreements and Corporate Subsidiary Charters, the “Subsidiary Documents”) of each of the Corporate Subsidiaries, certified as of the date hereof by an officer of each of the Corporate Subsidiaries;

10.          Certificates of the SDAT as to the good standing of the Company and the Subsidiaries, dated as of a recent date;

11.          Resolutions (the “Company Resolutions”) adopted by the Board of Trustees of the Company (the “Board”), relating to the registration of the Company Securities, certified as of the date hereof by an officer of the Company;

12.          Resolutions (the “Subsidiary Resolutions”) adopted by the Board of Trustees, Managing Members or the Board of Directors, as the case may be, of the Subsidiaries, relating to the registration of the Subsidiary Guarantees, certified as of the date hereof by an officer of each of the Subsidiaries;

13.          A certificate executed by an officer of the Company and each of the Subsidiaries, dated as of the date hereof; and

14.          Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

Diversified Healthcare Trust

March 1, 2024

In expressing the opinion set forth below, we have assumed the following:

1.            Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.            Each individual executing any of the Documents on behalf of a party (other than the Company and the Subsidiaries) is duly authorized to do so.

3.            Each of the parties (other than the Company and the Subsidiaries) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.            All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5.            The issuance of, and certain terms of, the Company Securities to be issued by the Company from time to time will be authorized and approved by the Board, or a duly authorized committee thereof, in accordance with the Maryland REIT Law, the Declaration of Trust, the Bylaws and the Company Resolutions (such approval referred to herein as the “Trust Proceedings”).

6.            The issuance of, and certain terms of, the Subsidiary Guarantees to be issued by the Subsidiaries from time to time will be authorized and approved by the Board of Trustees, Managing Member or Board of Directors, as the case may be, of each of the Subsidiaries, in accordance with the applicable Subsidiary Documents and Subsidiary Resolutions (such approval referred to herein as the “Subsidiary Proceedings”).

7.            Articles Supplementary creating and designating the number of shares and the terms of any class or series of Preferred Shares to be issued by the Company will be filed with and accepted for record by the SDAT prior to the issuance of such Preferred Shares.

8.            Upon the issuance of any Company Securities that are Common Shares (“Common Securities”), including Common Securities which may be issued upon conversion or exercise of any other Company Securities convertible into or exercisable for Common Securities, the total number of Common Shares issued and outstanding will not exceed the total number of Common Shares that the Company is then authorized to issue under the Declaration of Trust.

Diversified Healthcare Trust

March 1, 2024

9.            Upon the issuance of any Company Securities that are Preferred Shares (“Preferred Securities”), including (i) Preferred Securities which may be issued upon conversion or exercise of any other Company Securities convertible into or exercisable for Preferred Securities and (ii) Preferred Securities represented by Depositary Shares, the total number of Preferred Shares issued and outstanding, and the total number of issued and outstanding shares of the applicable class or series of Preferred Shares designated pursuant to the Declaration of Trust, will not exceed the total number of Preferred Shares or the number of shares of such class or series of Preferred Shares that the Company is then authorized to issue under the Declaration of Trust.

10.          The Securities will not be issued or transferred in violation of any restriction or limitation contained in Article VII (Restriction on Transfer and Ownership of Shares) of the Declaration of Trust.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.            The Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.            Each of the Trust Subsidiaries is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.  Each of the LLC Subsidiaries is a limited liability company duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.  Each of the Corporate Subsidiaries is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

3.            Upon the completion of all Trust Proceedings relating to the Debt Securities, the issuance of the Debt Securities will be duly authorized.

4.            Upon the completion of all Trust Proceedings relating to the Preferred Securities, the issuance of the Preferred Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Trust Proceedings, the Preferred Securities will be validly issued, fully paid and nonassessable.

5.            Upon the completion of all Trust Proceedings relating to the Depositary Shares, the issuance of the Depositary Shares will be duly authorized.

Diversified Healthcare Trust

March 1, 2024

6.            Upon the completion of all Trust Proceedings relating to the Common Securities, the issuance of the Common Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Trust Proceedings, the Common Securities will be validly issued, fully paid and nonassessable.

7.            Upon the completion of all Trust Proceedings relating to the Warrants, the issuance of the Warrants will be duly authorized.

8.            Upon the completion of all Subsidiary Proceedings relating to the Subsidiary Guarantees, the Subsidiary Guarantees will be duly authorized.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the compliance with, or the applicability of, federal or state securities laws, including the securities laws of the State of Maryland.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act. Sullivan & Worcester LLP, counsel to the Company, may rely on this opinion in connection with an opinion of even date herewith to be issued by it relating to the issuance of the Securities.

Very truly yours,

/s/ Venable LLP

SCHEDULE I

Trust Subsidiaries

Subsidiaries that are Maryland real estate investment trusts (the “Trust Subsidiaries”)

1.	CCC Alpha Investments Trust
2.	CCC Delaware Trust
3.	CCC Financing I Trust
4.	CCC Pueblo Norte Trust
5.	CCC Retirement Partners Trust
6.	CCC Retirement Trust
7.	HRES1 Properties Trust
8.	HRES2 Properties Trust
9.	SNH/CSL Properties Trust
10.	SNH/LTA Properties Trust
11.	SNH AL Properties Trust
12.	SNH ALT Leased Properties Trust
13.	SNH CHS Properties Trust
14.	SNH FM Financing Trust
15.	SNH Granite Gate Lands Trust
16.	SNH Grove Park Trust
17.	SNH IL Properties Trust
18.	SNH Medical Office Properties Trust
19.	SNH NS Mtg Properties 2 Trust
20.	SNH NS Properties Trust
21.	SNH Parkview Properties Trust
22.	SNH SE Properties Trust
23.	SNH Somerford Properties Trust
24.	SNH Tellico Trust
25.	SNH Well Properties Trust
26.	SNH Yonkers Properties Trust
27.	SPTGEN Properties Trust
28.	SPTIHS Properties Trust
29.	SPTMISC Properties Trust
30.	SPTMNR Properties Trust
31.	SPTMRT Properties Trust
32.	SPTSUN II Properties Trust

LLC Subsidiaries

Subsidiaries that are Maryland limited liability companies (the “LLC Subsidiaries”)

33.	DHC Holdings LLC
34.	MSD Pool 1 LLC
35.	MSD Pool 2 LLC

36.	SNH/LTA Properties GA LLC
37.	SNH AL Cumming LLC
38.	SNH AL Cumming Tenant LLC
39.	SNH AL Georgia LLC
40.	SNH AL Georgia Tenant LLC
41.	SNH AL Georgia Holdings LLC
42.	SNH AL Properties LLC
43.	SNH AZ Tenant LLC
44.	SNH Bakersfield LLC
45.	SNH BAMA Tenant LLC
46.	SNH CAL Tenant LLC
47.	SNH CO Tenant LLC
48.	SNH DEL Tenant LLC
49.	SNH Derby Tenant LLC
50.	SNH FLA Tenant LLC
51.	SNH Georgia Tenant LLC
52.	SNH Granite Gate Lands Tenant LLC
53.	SNH Granite Gate Tenant LLC
54.	SNH Grove Park Tenant LLC
55.	SNH INDY Tenant LLC
56.	SNH Kent Properties LLC
57.	SNH Lincoln Tenant LLC
58.	SNH Longhorn Tenant LLC
59.	SNH LTF Properties LLC
60.	SNH MASS Tenant LLC
61.	SNH MD Tenant LLC
62.	SNH MO Tenant LLC
63.	SNH Modesto LLC
64.	SNH NC Tenant LLC
65.	SNH Neb Tenant LLC
66.	SNH NJ Tenant GP LLC
67.	SNH NJ Tenant LLC
68.	SNH NM Tenant LLC
69.	SNH Northwoods LLC
70.	SNH Northwoods Tenant LLC
71.	SNH Ohio Tenant LLC
72.	SNH OMISS Tenant LLC
73.	SNH Park Place Tenant I LLC
74.	SNH Park Place Tenant II LLC
75.	SNH PENN Tenant LLC
76.	SNH Proj Lincoln TRS LLC
77.	SNH Redmond Properties LLC
78.	SNH RMI Fox Ridge Manor Properties LLC
79.	SNH RMI Jefferson Manor Properties LLC
80.	SNH RMI McKay Manor Properties LLC
81.	SNH RMI Northwood Manor Properties LLC

82.	SNH RMI Oak Woods Manor Properties LLC
83.	SNH RMI Park Square Manor Properties LLC
84.	SNH RMI Properties Holding Company LLC
85.	SNH RMI Smith Farms Manor Properties LLC
86.	SNH RMI Sycamore Manor Properties LLC
87.	SNH SC Tenant LLC
88.	SNH Tellico Tenant LLC
89.	SNH TENN Tenant LLC
90.	SNH Toto Tenant LLC
91.	SNH TRS Licensee Holdco LLC
92.	SNH VA Tenant LLC
93.	SNH Viking Tenant LLC
94.	SNH Wilmington LLC
95.	SNH WIS Tenant LLC
96.	SNH WY Tenant LLC

Corporate Subsidiaries

Subsidiaries that are Maryland corporations (the “Corporate Subsidiaries”)

97.	SNH AL AIMO, Inc.
98.	SNH AL AIMO II, Inc.
99.	SNH AL AIMO Tenant, Inc.
100.	SNH AL AIMO Tenant II, Inc.
101.	SNH AL Crimson Tenant Inc.
102.	SNH AL TRS, Inc.
103.	SNH AL Wilmington Tenant Inc.
104.	SNH Granite Gate Inc.
105.	SNH IL Joplin Inc.
106.	SNH Park Place I Inc.
107.	SNH Park Place II Inc.
108.	SNH SE Tenant TRS, Inc.
109.	SNH SE Tenant 2 TRS, Inc.
110.	SNH TRS Inc.
111.	SNH Yonkers Tenant Inc.
112.	SNH Ward Ave. Properties I Inc.